Exhibit 10.14

CONN’S, INC.
EXECUTIVE SEVERANCE PLAN

(Effective December 2, 2015)

In order to encourage the retention of key management employees, the Board of Directors (the “Board of Directors”) of Conn’s, Inc., a Delaware corporation (the “Company”), upon the recommendation of its Compensation Committee (the “Committee”), has adopted this Executive Severance Plan (this “Plan”).
SECTION 1.    Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:
(a)    “Accrued Rights” shall have the meaning set forth in Section 3(a).
(b)    “Affiliate(s)” shall mean, with respect to any specified person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, it being understood that control of an entity shall require the direct or indirect ownership of a majority of the outstanding capital stock of such entity. For purposes of the definition of “Affiliate(s),” the term “person” has the meaning described in Section 13(d) of the Exchange Act.
(c)    “Annual Base Salary” shall mean, with respect to any Participant, such Participant’s annual rate of base salary in effect immediately prior to such Participant’s Termination Date.
(d)    “Board” shall mean the Board of Directors of the Company.
(e)    “Cause” shall mean, with respect to any Participant, the occurrence of any one of the following:
(i)    gross negligence or willful misconduct in the performance of, or such Participant’s abuse of alcohol or drugs rendering such Participant unable to perform, the material duties and services required for the Participant’s position with the Company or an Affiliate;
(ii)     the Participant’s conviction or plea of nolo contendre for any crime involving moral turpitude or a felony;
(iii)     the Participant’s commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the Participant at the expense of the Company or any of its Affiliates; or

(iv)     the Participant’s material violation of the written policies of the Company or any of its Affiliates (including the Company’s Code of Ethics, as in effect from time to time); or
(v)     the Participant’s breach of a material obligation of the Participant to the Company or any of its Affiliates pursuant to the Company’s Bylaws or any agreement between the Participant and the Company or any of its Affiliates.
(f)    “Claimant” shall have the meaning set forth in Section 4(c).
(g)    “Committee” shall have the meaning set forth in the preamble to this Plan.
(h)    “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, or any successor statute thereto.
(i)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
(j)    “Continuation Coverage” shall mean, subject to the limitations described in this definition, the continued coverage of a Participant and the Participant’s eligible dependents under the Company’s group health plan available to similarly situated employees of the Company and its Affiliates who have not terminated employment (or the provision of similar benefits, which may include the provision of benefits under one or more insurance policies). Such coverage shall be provided by the Company or its Affiliates during the Severance Period at the same cost to the Participant that is applicable to a similarly situated employee of the Company or its Affiliates who has not terminated employment. Continuation Coverage shall be subject to the application of any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Continuation Coverage under this Plan shall be applied in partial satisfaction of any COBRA coverage for which a Participant is otherwise eligible, and following the expiration of the Severance Period, the Participant (and/or each of his or her eligible dependents) shall be entitled to purchase additional coverage under the Company’s group health plan at COBRA rates for any remaining portion of the COBRA period, to the extent permitted by COBRA.
(l)    “Disability” shall mean, with respect to any Participant, such Participant’s permanent disability (A) as determined in accordance with the disability insurance that the Company (or its Affiliates) may then have in effect, if any, or (B) if no such insurance is in effect, shall mean that Participant is subject to a medical determination that, because of a medically determinable disease, injury, or other mental or physical disability, such Participant is unable to perform substantially all of his then regular duties, and that such disability is determined or reasonably expected to last at least twelve (12) months, based on then-available medical information.

(m)    “Effective Date” shall mean December 2, 2015.
(n)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute thereto.
(o)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(p)    “Involuntary Termination” shall mean any termination of a Participant’s employment with the Company which does not result from such Participant’s (i) resignation, (ii) death, (iii) actions or inactions constituting Cause or (iv) Disability.
(q)    “Participant” shall have the meaning set forth in Section 2.
(r)    “Plan Administrator” shall mean (i) the Committee with respect to any Participant who is subject to Section 16 of the Exchange Act and (ii) Chief Human Resources Officer, or such other person as may be designated by the Committee from time to time with respect to any Participant who is not subject to Section 16 of the Exchange Act.
(s)    “Severance Benefits” shall have the meaning set forth in Section 3(b).
(t)    “Severance Period” shall mean a period of six months after a Participant’s Termination Date.
(u)    “Subsidiary” shall mean any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.
(v)    “Termination Date” shall mean, with respect to any Participant, the effective date of such Participant’s termination of employment. For all purposes of this Plan, a Participant shall be considered to have terminated employment with the Company when the Participant incurs a “separation of service” with the Company within the meaning of Section 409A(a)(2)(A)(i) of the Code and the applicable guidance issued thereunder.
(w)    “Termination Payment” shall mean an amount equal to 0.5 times the Participant’s Annual Base Salary.
(x)    “WARN” shall have the meaning set forth in Section 7(a).
SECTION 2.    Eligibility. Participants in this Plan (“Participants”) are those individuals who are classified as employees of the Company or one of its Subsidiaries and who are elected or appointed to the position of Vice President of the Company or higher as of or following the Effective Date or who are otherwise selected as Participants in this Plan by the Committee in its sole discretion. Notwithstanding the foregoing, this Plan shall not apply to any person who is party to another agreement providing for severance benefits and any such person shall not be eligible to receive any Severance Benefits under this Plan.

SECTION 3.    Compensation, Benefits and Effect of Termination of Employment.
(a)    Effect of Termination of Employment on Compensation and Accrued Rights. Upon termination of a Participant’s employment with the Company or a Subsidiary for any reason, all compensation and all benefits to the Participant shall terminate, provided that the Company shall pay the Participant: (i) the earned but unpaid portion of the Participant’s Annual Base Salary through the Termination Date; (ii) any annual, long-term, or other incentive award that relates to a completed fiscal year or performance period, as applicable, and is payable (but not yet paid) on or before the Termination Date, which shall be paid in accordance with the terms of such award; (iii) a lump-sum payment in respect of accrued but unused vacation days, and personal holidays at the Participant’s per-business-day Annual Base Salary rate in effect as of the Termination Date; and (iv) any unpaid expense or other reimbursements due to the Participant (collectively, the “Accrued Rights”).
(b)    Involuntary Termination. Subject to Sections 3(c) and 6, upon a Participant’s termination of employment with the Company or a Subsidiary which constitutes an Involuntary Termination, in addition to the Accrued Rights, the Company shall also provide the Participant the following payments and benefits set forth in this Section 3(b) (collectively, the “Severance Benefits”):
(i)     Continuation Coverage for the Severance Period for the Participant and the Participant’s eligible dependents; and
(ii)     substantially equal installments on each of the Company’s regularly scheduled payroll dates during the Severance Period and having an aggregate value equal to the Termination Payment.
(c)    Release of Claims. The obligations of the Company and its Affiliates under this Section 3 shall be subject to such Participant’s execution, within 21 days after the Termination Date (or, if determined by the Administrator, 45 days after the Termination Date), of a general release and waiver substantially in the form attached as Exhibit A (the “General Release”), which has become irrevocable. Any amounts payable or benefits provided to a Participant pursuant to Section 3(b) shall be delayed until such General Release has become effective and irrevocable; provided that if the period during which the Participant may execute the General Release commences in one calendar year and ends in a subsequent calendar year, such amounts or benefits shall be paid or provided in the subsequent calendar year in accordance with Section 409A of the Code.
SECTION 4.    Administration of Plan; Claims Procedure.
(a)    General. Except as specifically provided herein, the Plan shall be administered by the Plan Administrator. The Plan Administrator may delegate any administrative duties,

including, without limitation, duties with respect to the processing, review, investigation, approval and payment of severance benefits, to designated individuals or committees. The Plan Administrator shall be the “administrator” and a “named fiduciary” under the Plan for purposes of ERISA.
(b)    Interpretations and Variations. The Plan Administrator shall have the duty and authority to interpret and construe, in its sole discretion, the terms of the Plan in regard to all questions of eligibility, the status and rights of Participants, and the manner, time and amount of any payment under the Plan. The Plan Administrator or its representative shall decide any issues arising under this Plan, and the decision of the Plan Administrator shall be binding and conclusive on the Participants and the Company. Any variations from the Plan may be made only by the Plan Administrator in its sole discretion.
(c)     Filing a Claim. It is not normally necessary to file a claim in order to receive benefits under this Plan; however, if a Participant (the “Claimant”) feels he or she has been improperly denied severance benefits, any claim for payment of severance benefits shall be signed, dated and submitted to the Chief Human Resources Officer as forth in Section 8(a) within 60 days after the Participant’s Termination Date. The Plan Administrator shall then evaluate the claim and notify the Claimant of the approval or disapproval in accordance with the provisions of this Plan not later than 90 days after the Company’s receipt of such claim unless special circumstances require an extension of time for processing the claims. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90 day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was filed). If the Claimant does not provide all the necessary information for the Plan Administrator to process the claim, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information.
(d)    Notice of Initial Determination. The Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (i) the specific reasons for the denial, (ii) specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary and (iv) an explanation of this Plan’s appeal procedures, which shall also include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim upon review.
(e)    Right to Appeal. If a claim for payment of severance benefits made in accordance with the procedures specified in this Plan is denied, in whole or in part, the Claimant shall have the right to request that the Plan Administrator review the denial, provided that the Claimant files a written request for review with the Plan Administrator within 60 days after the date on which the Claimant received written notification of the denial. The Claimant may review or receive copies, upon request and free of charge, any documents, records or other information “relevant” (within the meaning of Department of Labor Regulation 2560.503-1(m)(8)) to the Claimant’s claim. The Claimant may also submit written comments, documents, records and other information relating to his or her claim.
(f)    Review of Appeal. In deciding a Claimant’s appeal, the Plan Administrator shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim. If the Claimant does not provide all the necessary information for the Plan Administrator to decide the appeal, the Plan Administrator may request additional information and set deadlines for the Claimant to provide that information. Within 60 days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial 60 day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed).
(g)    Notice of Appeal Determination. The decision on review shall be forwarded to the Claimant in writing and, in the case of a denial, shall include (i) specific reasons for the decision, (ii) specific references to the pertinent Plan provisions upon which the decision is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records or other information relevant to the Claimant’s claim and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a wholly or partially denied claim for benefits. The Plan Administrator’s decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no right to review and shall have no right to bring an action in any court, and the denial of the claim shall become final and binding on all persons for all purposes. Any notice and decisions by the Plan Administrator under this Section 4 may be furnished electronically in accordance with Department of Labor Regulation 2520.104b-1(c)(i), (iii) and (iv).
SECTION 5. Dispute Resolution. Any dispute arising out of or relating to this Plan or the adoption, breach, termination or validity thereof, will be settled by binding arbitration by a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration proceedings will be located in Harris County, Texas.

The arbitrators are not empowered to award damages in excess of compensatory damages and no party shall be entitled to any damages in excess of compensatory damages. Judgment upon any arbitration award may be entered into any court having jurisdiction thereof and the parties consent to the jurisdiction of any court of competent jurisdiction located in the State of Texas. BY PARTICIPATING IN THIS PLAN, PARTICIPANT WAIVES ANY RIGHT THAT PARTICIPANT MAY HAVE TO A JURY TRIAL OR, EXCEPT AS EXPRESSLY PROVIDED HEREIN, A COURT TRIAL OF ANY CLAIM ALLEGED BY PARTICIPANT.
SECTION 6.    Section 409A Compliance; Changes in Law.
(a)     It is the intention of the Company that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with Section 409A of the Code. The Company shall administer and operate this Plan in compliance with Section 409A of the Code and any rules, regulations or other guidance promulgated thereunder as in effect from time to time and in the event that the Company determines that any provision of this Plan does not comply with Section 409A of the Code or any such rules, regulations or guidance and that as a result any Participant may become subject to a Section 409A tax, notwithstanding Section 8(k), the Company shall have the discretion to amend or modify such provision to avoid the application of such Section 409A tax, and in no event shall any Participant’s consent be required for such amendment or modification. Notwithstanding any provision of this Plan to the contrary, each Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with amounts payable pursuant to this Plan (including any taxes arising under Section 409A of the Code), and the Company shall have no obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes.
(b)     The payments under this Plan are designated as separate payments for purposes of the short-term deferral rule under Treasury Regulation Section 1.409A-1(b)(4), the exemption for involuntary terminations under separation pay plans under Treasury Regulation Section 1.409A-1(b)(9)(iii), and the exemption for medical expense reimbursements under Treasury Regulation Section 1.409A-1(b)(9)(v)(B). As a result, (A) payments that are made on or before the 15th day of the third month of the calendar year following the year that includes the Participant’s Termination Date, (B) any additional payments that are made on or before the last day of the second calendar year following the year of the Participant’s Termination Date and do not exceed the lesser of two times the Participant’s annual rate of pay in the year prior to his termination or two times the limit under Section 401(a)(17) of the Code then in effect, and (C) continued medical expense reimbursements during the applicable COBRA period, are exempt from the requirements of Section 409A of the Code.

(c)     To the extent any amounts under this Plan are payable by reference to a Participant’s “termination of employment,” such term and similar terms shall be deemed to refer to such Participant’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, to the extent any payments hereunder constitute “nonqualified deferred compensation,” within the meaning of Section 409A of the Code, and the Participant is a specified employee, within the meaning of Treasury Regulation Section 1.409A-1(i), as determined by the Company in accordance with any method permitted under Section 409A of the Code, as of the date of the Participant’s separation from service, each such payment that is payable upon such Participant’s separation from service and would have been paid prior to the six-month anniversary of such Participant’s separation from service, shall be delayed until the earlier to occur of (i) the first day of the seventh month following the Participant’s separation from service or (ii) the date of the Participant’s death (which date is the “Section 409A Payment Date. This paragraph shall not apply to any payment or benefit otherwise described in the preceding sentence if another provision of this Plan or any other plan or program of the Company or any of its Affiliates is intended to cause such Participant’s receipt of such payment or benefit to satisfy the requirements of Section 409A(a)(2)(B)(i) of the Code.
(d)     Any reimbursements payable to a Participant pursuant to this Plan or otherwise shall be paid to such Participant in no event later than the last day of the calendar year following the calendar year in which such Participant incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Plan shall not be subject to liquidation or exchange for any other benefit.
(e)    In the event that the Company determines that any provision of this Plan violates, or would result in any material liability (other than liabilities for Severance Benefits) to the Company under, any law, regulation, rule or similar authority of any governmental agency (other than Section 409A of the Code), the Company shall be entitled, notwithstanding Section 8(k), to amend or modify such provision as the Company determines in its discretion to be necessary or desirable to avoid such violation or liability, and in no event shall any Participant’s consent be required for such amendment or modification.
SECTION 7.    Payment Obligations Absolute; No Mitigation.
(a)     The obligations of the Company and its Affiliates under Section 3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set off, counterclaim, recoupment, defense or other right which the Company or its Affiliates may have against a Participant or anyone else. Severance Benefits under the Plan shall be reduced by any payments made or to be made by the Company or its Affiliates to the Participant to comply with, or satisfy liability under, the Worker Adjustment and Retraining

Notification Act (“WARN”) or any other Federal, State, or local law requiring payments in connection with an involuntary termination of employment, plant shutdown, or workforce reduction, including, but not limited to, amounts paid in connection with paid leaves of absence, back pay, benefits, and other payments intended to satisfy such liability or alleged liability.
(b)    In no event shall any Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.
SECTION 8.    Miscellaneous.
(a)    Notices. Notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Company:         Conn’s, Inc.
4055 Technology Forest Blvd.
The Woodlands, TX 77381
Attention: Chief Human Resources Officer

With a copy to [which shall not constitute notice]
Conn’s, Inc.
4055 Technology Forest Blvd.
The Woodlands, TX 77381
Attention: General Counsel

If to a Participant:         At the most recent address
on file with the Company
or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.
(b)    GOVERNING LAW. THIS PLAN SHALL BE DEEMED TO BE MADE IN THE STATE OF TEXAS, AND, TO THE EXTENT NOT PREEMPTED BY ERISA OR OTHER FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS PLAN IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW. By participating in this Plan, each Participant and the Company hereby irrevocably consent to, and agree not to object or assert any defense or challenge to, the jurisdiction and venue of the state and federal courts located in Texas and agree that any claim which, subject to Section 4 above, may be brought in a court of law or equity may be brought in any such Texas court.
(c)    No Waiver. No failure by the Company or a Participant at any time to give notice of any breach by the Company or a Participant, or to require compliance with, any condition or provision of this Plan shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
(d)    Severability. If a court of competent jurisdiction determines that any provision of this Plan is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Plan, and all other provisions shall remain in full force and effect.
(e)    Withholding of Taxes and Other Employee Deductions. The Company may withhold from any benefits and payments made pursuant to this Plan all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to the Company’s employees generally.
(f)    Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.
(g)    Interpretations. For purposes of this Plan, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.
(h)    Successors. This Plan shall be binding upon and inure to the benefit of the Company and any successor of the Company, including without limitation any person, association, or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company by any means whether direct or indirect, by purchase, merger, consolidation, or otherwise. Participants’ rights, benefits and obligations under this Plan are personal and shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, without the prior written consent of the Company.
(i)    Deemed Resignations. Any termination of a Participant’s employment shall constitute an automatic resignation of such Participant as an officer of the Company and each Affiliate of the Company, an automatic resignation from the board of directors, if applicable, of the Company and each Affiliate of the Company and from the board of directors or similar governing body of any corporation, limited liability company or other entity in which the Company or any Affiliate holds an equity interest and with respect to which board or similar governing body such Participant serves as the Company’s or such Affiliate’s designee or other representative.
(j)    No Guarantee of Employment. This Plan shall not be construed as creating any contract of employment between the Company and its Affiliates, on the one hand, and any Participant, on the other hand, nor shall this Plan be construed as restricting in any way the rights of the Company or any of its Affiliates to terminate the employment of any Participant at any time and for any reason subject, however, to any rights of a Participant under this Plan.
(k)    Amendment and Termination of this Plan. The Committee may amend, modify or terminate this Plan at any time; provided, however, that (i) except as specifically provided in Section 6, no amendment that is materially adverse to any Participant will be effective without such Participant’s written consent until one year after its adoption, (ii) termination of the Plan will not be effective until the first anniversary of the date of the relevant corporate action authorizing the Plan’s termination, and (iii) no such amendment, modification or termination shall affect the right to any unpaid Severance Benefits of any Participant whose Termination Date has occurred prior to such amendment, modification or termination of this Plan. The failure of the Company or a Participant to insist upon strict adherence to any term of this Plan on any occasion shall not be considered as a waiver of the rights of the Company or such Participant or deprive the Company or such Participant of the right thereafter to insist upon strict adherence to that term or any other term of this Plan. No failure or delay by the Company or any Participant in exercising any right or power hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.
SECTION 9.    Survival. If a Participant’s Termination Date occurs while the Plan is in effect, the provisions of this Plan, including Sections 3, 4, 5, 6, 7 and 8 shall survive and remain binding and enforceable, notwithstanding the expiration or termination of this Plan or the termination of such Participant’s employment with the Company or any of its Affiliates, to the extent necessary to preserve the intended benefits of such provisions.
* * * * * *

IN WITNESS WHEREOF, the Company has caused this Executive Severance Plan to be executed on its behalf, effective as of December 2, 2015.

CONN'S, INC.

By:	/s/ Thomas R. Moran
Name:	Thomas R. Moran
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A
GENERAL RELEASE AND WAIVER
1.I, [NAME OF EXECUTIVE], in consideration of the severance benefits to be paid to me by Conn’s, Inc., a Delaware corporation (the “Company,” and together with its affiliates, the “Company Parties”), do hereby release and forever discharge as of the date hereof the Company Parties and their respective affiliates, subsidiaries and direct or indirect parent entities and all present, former and future shareholders, directors, officers, agents, representatives, employees, successors and assigns of the Company and/or its respective affiliates, subsidiaries and direct or indirect parent entities (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.
2.    I understand that any payments or benefits paid or granted to me in connection with my termination of employment represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive such payments and benefits unless I execute this General Release and do not revoke this General Release within the time periods permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its Affiliates.
3.    Except as provided in Sections 5 and 6 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, and which arise out of or are connected with my employment with, or my separation or termination from, the Company, including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters (all of the foregoing collectively referred to herein as the “Claims”).
4.    I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 3 above.
5.    I agree that this General Release does not waive or release any rights or claims that I may have which arise after the date I execute this General Release, including Claims under the Age Discrimination in Employment Act of 1967. I acknowledge and agree that my separation from employment with the Company shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
6.    I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claims, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.
7.    I hereby agree not to bring or participate in any class or collective action against the Company and/or the other Released Parties that asserts, in whole or in part, any claims that arose before I signed this General Release, whether or not such claims (if brought by me individually) are released by this General Release.
8.    In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver I would not have become entitled to the severance benefits to be provided to me by the Company. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.

I further agree that I am not aware of any pending claim of the type described in Section 3 above as of the execution of this General Release.
9.    I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
10.    Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other insurance regulatory organization or any governmental entity.
11.    I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in Section 3 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.
12.    Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
13.    BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
(a)I HAVE READ IT CAREFULLY; AND I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
(b)    I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(c)    I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
(d)    I HAVE HAD AT LEAST [21] [45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21] [45]-DAY PERIOD;
(e)    I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;
(f)    I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
(g)    I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:		DATED:
Participant

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